Register No: 549830 Order No: 29401198 Transaction Date: 18-Mar-2025

Certificate of Incorporation of a Stock Corporation

Article I - Corporation Name

The name of the Domestic Corporation is: ATLAS US GOVERNMENT MONEY MARKET FUND, INC.
Desired term for the entity name is: Inc.

Article II - Designated Office and Resident Agent

Its designated office in the Government of Puerto Rico will be located at:

Street Address	40 Carr. 165 Suite 201 , GUAYNABO, PR, 00968
Mailing Address	40 Carr. 165 Suite 201 , GUAYNABO, PR, 00968
Phone	(787) 781-1301

The name, street and mailing address of the Resident Agent in charge of said office is:

Name	ATLAS US GOVERNMENT MONEY MARKET FUND, INC.
Street Address	40 Carr. 165 Suite 201 , GUAYNABO, PR, 00968
Mailing Address	40 Carr. 165 Suite 201 , GUAYNABO, PR, 00968
Email	phopgood@atlas-am.com
Phone	(787) 781-1301

Article III - Nature of Business

This is a For Profit entity whose nature of business or purpose is as follows:

THE COMPANY MAY CARRY ON ANY LAWFUL BUSINESS, PURPOSE OR ACTIVITY AS ALLOWED BY THE LAWS OF THE COMMONWEALTH OF PUERTO RICO AND THE UNITED STATES OF AMERICA. THE COMPANY SHALL POSSESS AND MAY EXERCISE ALL THE POWERS AND PRIVILEGES GRANTED BY THE GENERAL CORPORATION ACT OF PUERTO RICO, AS AMENDED, OR BY ANY OTHER LAW OR BY ITS LIMITED LIABILITY COMPANY AGREEMENT (“OPERATING AGREEMENT”), TOGETHER WITH ANY POWERS INCIDENTAL THERETO, INCLUDING SUCH POWERS AND PRIVILEGES AS ARE NECESSARY OR CONVENIENT TO CONDUCT, PROMOTE OR ATTAINMENT OF THE BUSINESS, PURPOSE OR ACTIVITIES OF THE COMPANY.

Article IV - Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	Common
Share Number	150,000,000
Par Value	$0.01

Certificate of Incorporation of a Stock Corporation	Page 1 of 2

ATLAS US GOVERNMENT MONEY MARKET FUND, INC.	Domestic Corporation

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

Article V - Incorporators

The name, street and mailing address of each Incorporator is as follows:

Name	Hopgood, Paul
Street Address	40 Carr. 165 Suite 201 , GUAYNABO, PR, 00968
Mailing Address	40 Carr. 165 Suite 201 , GUAYNABO, PR, 00968
Email	phopgood@atlas-am.com

Article VI - Officers

Faculties will not end by presenting this Certificate.

Article VII - Terms of Existence

The term of existence of this entity will be: Perpetual
The date from which the entity will be effective is: 18-Mar-2025

Supporting Documents
Document	Date Issued

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We Hopgood, Paul, the undersigned, for the purpose of forming a corporation pursuant to the laws of Puerto Rico, hereby swear that the facts herein stated are true. This 18th day of March, 2025.

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